Exhibit 99.1

NEWS RELEASE	CONTACT: Howard Clabo (editorial/media) 408.748.5775 Michael Sullivan (financial community) 408.986.7977
APPLIED MATERIALS ANNOUNCES SOLID FOURTH QUARTER RESULTS
•	Returns to profitability in Q4 led by semiconductor equipment business

•	New operating structure to strengthen leadership in global markets and deliver an anticipated $450 million in cost reductions

•	Expects net sales to grow by more than 30 percent in fiscal 2010
SANTA CLARA, Calif., Nov. 11, 2009 — Applied Materials, Inc. today reported fiscal 2009 fourth quarter net sales of $1.53 billion and GAAP net income of $138 million or $0.10 per share. For its fiscal year ended Oct. 25, 2009, the company reported net sales of $5.01 billion and a GAAP net loss of $305 million or $0.23 per share.
The company also reported non-GAAP results, with fourth quarter net income of $177 million or $0.13 per share and fiscal year net income of $37 million or $0.03 per share.
“Applied delivered a solid fourth quarter led by increased net sales and profitability in our semiconductor equipment business, with improved demand and financial performance in all of our segments,” said Mike Splinter, chairman and CEO. “For the year, we invested in growth across all of our businesses, introducing new products and expanding into new markets while reducing our cost structure.”
Applied Materials was named the number one equipment supplier to the solar PV industry during 2009 and recently opened the world’s largest non-governmental solar energy research facility in Xi’an, China. Applied’s Energy and Environmental Solutions business has grown to over a billion dollars in annual net sales in less than three years and is expected to achieve breakeven or better results in fiscal 2010 on a non-GAAP basis.
“Since 2006, Applied has successfully extended our nanomanufacturing leadership from semiconductor and display to the solar industry, and during that time we have seen changes in customer and geographic concentration in all of these markets,” Splinter added. “We are adapting our operating structure to align with these changes and enhance the value we provide to our customers and stockholders.”
In fiscal 2010, Applied Materials expects to be taking the following actions to strengthen its leadership in its global markets and deliver higher operating efficiencies:
•	Embedding its sales force into its business groups to increase visibility into customer and market opportunities.

Applied Materials, Inc.

•	Consolidating its manufacturing and supply chain closer to more of its customers and suppliers.

•	Implementing various cost reduction initiatives and a restructuring plan expected to achieve total annualized cost savings of approximately $450 million when completed.
Under the restructuring plan, Applied Materials expects to reduce its global workforce by approximately 1,300 to 1,500 positions, or 10 to 12 percent, over a period of 18 months. The company anticipates the pre-tax cost of the plan to be between $100 million and $125 million, most of which is expected to be recognized in the first quarter of fiscal 2010.
The anticipated savings of $450 million are in addition to the structural cost reductions of $460 million achieved in fiscal 2009.
Business Outlook
Applied Materials expects net sales to grow by more than 30 percent in fiscal 2010.
GAAP Results

	Q4 FY ‘09		Q3 FY ‘09		Q4 FY ‘08
Net sales	$1.53	billion	$1.13	billion	$2.04	billion
Net income (loss)	$138	million	($55	million)	$231	million
Earnings (loss) per share	$0.10		($0.04)		$0.17

	FY ‘09		FY ‘08
Net sales	$5.01	billion	$8.13	billion
Net income (loss)	($305	million)	$961	million
Earnings (loss) per share	($0.23)		$0.70
Non-GAAP Results

	Q4 FY ‘09		Q3 FY ‘09		Q4 FY ‘08
Non-GAAP net income (loss)	$177	million	($2	million)	$264	million
Non-GAAP earnings (loss) per share	$0.13		($0.00)		$0.20

	FY ‘09		FY ‘08
Non-GAAP net income (loss)	$37	million	$1.20	billion
Non-GAAP earnings (loss) per share	$0.03		$0.87
The non-GAAP results exclude the impact of the following where applicable: investment impairments, equity-based compensation, restructuring and asset impairments, acquisition-related costs, costs related to ceasing implant development, gains on sales of facilities, and amounts associated with the resolution of income tax audits. A reconciliation of the GAAP and non-GAAP results is provided in the financial statements included in this release.

Applied Materials, Inc.

Order and Backlog Summary
New orders for the quarter totaled $1.47 billion. Regional distribution was: Southeast Asia and China 38 percent, Korea 20 percent, Taiwan 15 percent, North America 14 percent, Japan 8 percent, and Europe 5 percent. Within the Silicon Systems Group (SSG), new order composition was: foundry 37 percent, logic and other 26 percent, DRAM 21 percent, and flash 16 percent. Backlog for the company as of the end of the quarter was $2.73 billion, down from $2.95 billion in the previous quarter.
Reportable Segment Results

	Q4 FY ‘09			Q3 FY ‘09			Q4 FY ‘08
			Operating			Operating
	New	Net	Income	New	Net	Income	New	Net	Operating
(In millions)	Orders	Sales	(Loss)	Orders	Sales	(Loss)	Orders	Sales	Income
SSG	$629	$656	$158	$542	$498	$56	$1,162	$744	$177
Applied Global Services	$335	$390	$64	$298	$343	$24	$496	$528	$123
Display	$151	$200	$43	$96	$69	($5)	$65	$334	$113
Energy and Environmental Solutions	$357	$280	($30)	$136	$224	($53)	$490	$438	$21

	FY ‘09			FY ‘08
			Operating			Operating
	New	Net	Income	New	Net	Income
(In millions)	Orders	Sales	(Loss)	Orders	Sales	(Loss)
SSG	$1,677	$1,960	$152	$4,092	$4,005	$1,242
Applied Global Services	$1,179	$1,397	$113	$2,249	$2,329	$575
Display	$287	$502	$65	$1,486	$976	$310
Energy and Environmental Solutions	$955	$1,155	($242)	$1,329	$819	($183)
Use of Non-GAAP Financial Measures
Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied Materials believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Applied Materials, Inc.

Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Applied Materials’ performance, planned new operating structure and efficiencies, leadership position, EES fiscal 2010 profitability, customer landscape, cost reduction activities, restructuring plan (including scope, charges and timing), anticipated cost savings, and the fiscal 2010 net sales outlook. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for nanomanufacturing technology products, which is subject to many factors, including uncertain global economic and industry conditions, the duration and severity of the current downturn, customers’ ability to acquire affordable capital, business and consumer spending, demand for electronic products and semiconductors, governmental renewable energy policies and incentives, and customers’ utilization rates and capacity requirements, including capacity utilizing the latest technology; variability of operating expenses and results among the company’s segments caused by differing conditions in the served markets; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely implement and maintain effective cost reduction programs, realize expected benefits, and align its cost structure with business conditions, (iii) plan and manage its resources and production capability, including its supply chain, (iv) implement information technology, business process, outsourcing, business relocation and other initiatives that enhance global operations and efficiencies, (v) obtain and protect intellectual property rights in key technologies, (vi) attract, motivate and retain key employees, and (vii) accurately forecast future operating and financial results, which depends on multiple assumptions related to, without limitation, market conditions, business needs, hiring and departures of employees, acquisitions or divestitures, and compliance with U.S. and international labor and employment laws; and other risks described in Applied Materials’ SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.
About Applied Materials
Applied Materials, Inc. (Nasdaq: AMAT) is the global leader in Nanomanufacturing Technology™ solutions with a broad portfolio of innovative equipment, services and software products for the fabrication of semiconductor chips, flat panel displays, solar photovoltaic cells, flexible electronics and energy-efficient glass. At Applied Materials, we apply Nanomanufacturing Technology to improve the way people live. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	October 25,	October 26,	October 25,	October 26,
(In thousands, except per share amounts)	2009	2008	2009	2008

Net sales	$1,526,394	$2,043,677	$5,013,607	$8,129,240
Cost of products sold	967,558	1,244,972	3,582,802	4,686,412

Gross margin	558,836	798,705	1,430,805	3,442,828

Operating expenses:
Research, development and engineering	234,188	275,222	934,115	1,104,122
General and administrative	76,138	138,410	406,946	505,762
Marketing and selling	79,261	100,131	327,572	459,402
Restructuring and asset impairments	(3,693)	(9,686)	155,788	39,948
Gain on sale of facility	—	21,837	—	21,837

Income (loss) from operations	172,942	316,465	(393,616)	1,355,431

Pre-tax loss of equity method investment	—	9,867	34,983	35,527
Impairment of equity method investment and strategic investments	5,058	—	84,480	—
Interest expense	5,359	4,846	21,304	20,506
Interest income	11,323	20,937	48,580	109,320

Income (loss) before income taxes	173,848	322,689	(485,803)	1,408,718

Provision (benefit) for income taxes	35,986	91,594	(180,476)	447,972

Net income (loss)	$137,862	$231,095	$(305,327)	$960,746

Earnings (loss) per share:
Basic	$0.10	$0.17	$(0.23)	$0.71
Diluted	$0.10	$0.17	$(0.23)	$0.70

Weighted average number of shares:
Basic	1,338,134	1,338,227	1,333,091	1,354,176
Diluted	1,347,691	1,350,092	1,333,091	1,374,507

Applied Materials, Inc.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	October 25,	October 26,
(In thousands)	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$1,576,381	$1,411,624
Short-term investments	638,349	689,044
Accounts receivable, less allowance for doubtful accounts of $67,313 and $5,275 at 2009 and 2008, respectively	1,041,495	1,691,027
Inventories	1,627,457	1,987,017
Deferred income taxes, net	356,336	388,807
Income taxes receivable	184,760	125,605
Other current assets	264,169	371,033

Total current assets	5,688,947	6,664,157
Long-term investments	1,052,165	1,367,056
Property, plant and equipment	2,906,957	2,831,952
Less: accumulated depreciation and amortization	(1,816,524)	(1,737,752)

Net property, plant and equipment	1,090,433	1,094,200

Goodwill, net	1,170,932	1,174,673
Purchased technology and other intangible assets, net	306,416	388,429
Equity method investment	—	79,533
Deferred income taxes and other assets	265,350	238,270

Total assets	$9,574,243	$11,006,318

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1,240	$1,068
Accounts payable and accrued expenses	1,058,015	1,545,355
Customer deposits and deferred revenue	864,280	1,225,735
Income taxes payable	15,922	173,394

Total current liabilities	1,939,457	2,945,552

Long-term debt	200,654	201,576
Other liabilities	339,524	310,232

Total liabilities	2,479,635	3,457,360

Stockholders’ equity:
Common stock	13,409	13,308
Additional paid-in capital	5,195,437	5,095,894
Retained earnings	10,934,004	11,601,288
Treasury stock	(9,046,562)	(9,134,962)
Accumulated other comprehensive loss	(1,680)	(26,570)

Total stockholders’ equity	7,094,608	7,548,958

Total liabilities and stockholders’ equity	$9,574,243	$11,006,318

Applied Materials, Inc.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	October 25,	October 26,
(In thousands)	2009	2008

Cash flows from operating activities:
Net income (loss)	$(305,327)	$960,746
Adjustments required to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	291,203	320,051
Loss on fixed asset retirements	24,017	6,826
Provision for bad debts	62,539	—
Restructuring and asset impairments	155,788	39,948
Deferred income taxes	18,863	(58,259)
Excess tax benefits from equity-based compensation plans	—	(7,491)
Net recognized loss on investments	10,231	4,392
Pretax loss of equity-method investment	34,983	35,527
Impairment of equity-method investment and strategic investments	84,480	—
Equity-based compensation	147,160	178,943
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	586,993	424,290
Inventories	359,560	(638,256)
Other current assets	94,740	94,247
Other assets	(6,530)	(394)
Accounts payable and accrued expenses	(659,293)	(260,041)
Customer deposits and deferred revenue	(361,455)	622,645
Income taxes	(288,283)	8,126
Other liabilities	83,709	(20,832)

Cash provided by operating activities	333,378	1,710,468

Cash flows from investing activities:
Capital expenditures	(248,427)	(287,906)
Cash paid for acquisition, net of cash acquired	—	(235,324)
Proceed from sale of facility	—	42,210
Proceeds from sales and maturities of investments	1,317,365	5,939,509
Purchases of investments	(956,249)	(5,534,475)

Cash provided by (used in) investing activities	112,689	(75,986)

Cash flows from financing activities:
Debt repayments	(750)	(2,117)
Proceeds from common stock issuances	61,824	393,978
Common stock repurchases	(22,906)	(1,499,984)
Excess tax benefits from equity-based compensation plans	—	7,491
Payment of dividends to stockholders	(320,220)	(325,405)

Cash used in financing activities	(282,052)	(1,426,037)

Effect of exchange rate changes on cash and cash equivalents	742	457

Increase in cash and cash equivalents	164,757	208,902

Cash and cash equivalents — beginning of period	1,411,624	1,202,722

Cash and cash equivalents — end of period	$1,576,381	$1,411,624

Supplemental cash flow information:
Cash payments for income taxes	$134,240	$368,459
Cash payments for interest	$14,372	$14,580

Applied Materials, Inc.

APPLIED MATERIALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Twelve Months Ended
	October 25,	July 26,	October 26,	October 25,	October 26,
(In thousands, except per share amounts)	2009	2009	2008	2009	2008

Non-GAAP Net Income (Loss)

Reported net income (loss) (GAAP basis)	$137,862	$(54,865)	$231,095	$(305,327)	$960,746
Equity-based compensation expense	31,046	43,334	43,778	147,160	178,943
Certain items associated with acquisitions [1]	22,425	22,425	35,320	95,699	138,611
Gain on sale of facility	—	—	(21,837)	—	(21,837)
Restructuring and asset impairments [2,3,4]	(3,693)	—	(9,686)	155,788	39,948
Costs associated with ceasing development of beamline implant products [5]	—	—	—	—	1,436
Impairment of equity method investment and strategic investments	5,058	2,341	—	84,480	—
Income tax effect of non-GAAP adjustments and resolution of audits of prior years’ income tax filings	(15,490)	(14,791)	(14,765)	(141,260)	(99,834)

Non-GAAP net income (loss)	$177,208	$(1,556)	$263,905	$36,540	$1,198,013

Non-GAAP Net Income (Loss) Per Diluted Share

Reported net income (loss) per diluted share (GAAP basis)	$0.10	$(0.04)	$0.17	$(0.23)	$0.70
Equity-based compensation expense	0.02	0.02	0.02	0.08	0.09
Certain items associated with acquisitions	0.01	0.01	0.02	0.05	0.07
Gain on sale of facility	—	—	(0.01)	—	(0.01)
Restructuring and asset impairments	—	—	—	0.08	0.02
Costs associated with ceasing development of beamline implant products	—	—	—	—	—
Impairment of equity method investment and strategic investments	—	—	—	0.05	—
Non-GAAP net income (loss) — per diluted share	$0.13	$(0.00)	$0.20	$0.03	$0.87
Shares used in diluted shares calculation	1,347,691	1,333,278	1,350,092	1,339,675	1,374,507

[1]	These items are incremental charges attributable to acquisitions consisting of inventory fair value adjustments on products sold and amortization of purchased intangible assets.

[2]	Results for the three months ended October 25, 2009 included adjustment of restructuring reserves of $4 million. Results for the twelve months ended October 25, 2009 included asset impairment charges of $15 million related to wafer cleaning equipment and restructuring charges of $141 million associated with a restructuring program announced on November 12, 2008.

[3]	Results for the three months ended October 26, 2008 included adjustment of restructuring reserves of $10 million. Results for the twelve months ended October 26, 2008 included restructuring charges of $29 million associated with a global cost reduction plan.

[4]	Results for the twelve months ended October 26, 2008 included restructuring and asset impairment charges of $11 million associated with ceasing development of beamline implant products.

[5]	Results for the twelve months ended October 26, 2008 included other operating charges of $1 million associated with ceasing development of beamline implant products.
Prospective Non-GAAP Information
Applied’s statement that it expects its Energy and Environmental Solutions business to achieve profitability on a non-GAAP basis in fiscal 2010 assumes that the EES business will generate at least $1 billion in net sales in fiscal 2010, includes revenue mix assumptions and excludes an estimated $50 million in acquisition-related charges.